Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A of Fidelity Income Fund: Fidelity GNMA Fund (formerly known as Fidelity Ginnie Mae Fund), Fidelity Intermediate Government Income Fund, and Fidelity Government Income Fund of our report dated September 16, 2010, and Fidelity Ultra-Short Bond Fund of our report dated September 21, 2010 on the financial statements and financial highlights included in the July 31, 2010 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

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/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
September 23, 2010